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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Pre Effective Amendment No. 1 under the Securities Act of 1933 to this Registration Statement on Form S-1 (File No. 33-6011) of (i) our report dated February 23, 1996, on our audit of the financial statements of North American Security Life Insurance Company and (ii)
Schedule I - selected financial data. We also consent to the reference to our firm under the caption "Independent Accountants."


                                       Coopers & Lybrand L.L.P.
                                       -----------------------------
                                       Coopers & Lybrand L.L.P.


Boston, Massachusetts
January 28, 1997